EXHIBIT 32.1

Certification of Chief Executive Officer of ULURU Inc.
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant
to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of ULURU Inc. (the “Company”) on Form 10-QSB for the period ended March 31, 2006, as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the “Report”), the undersigned officer of ULURU Inc. does hereby certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), that to my knowledge:

(1.) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2.) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 22, 2006	/s/ Kerry P. Gray
Kerry P. Gray
President and Chief Executive Officer